Exhibit 10.2

[●], 2017

Hennessy Capital Acquisition Corp. III

3485 N. Pines Way, Suite 110

Wilson, Wyoming 83014

Re:	Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 22,500,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one half of one warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of the Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the NYSE MKT. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hennessy Capital Partners III LLC (the “Sponsor”) and the undersigned individuals, each of whom is a director or officer to the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.        The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of such proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval.

2.         The Sponsor and each Insider agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months from the date of the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and Insiders shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes and up to $500,000 of interest released annually for working capital purposes), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree not to propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and working capital released to the Company), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3.         Subject to the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the Commission or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, if any, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, if any, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to the registration of the offer and sale of Units contemplated by the Underwriting Agreement and the sale of the Units to the Underwriters. The Sponsor and each of the Insiders acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.         In the event of the liquidation of the Trust Account, Daniel J. Hennessy (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes and for working capital purposes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible to the extent of any liability for such third party claim. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notify the Company in writing that it shall undertake such defense.

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5.        To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 3,375,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 843,750 multiplied by a fraction, (i) the numerator of which is 843,750 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 843,750. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the stockholders prior to the Public Offering will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering. The Sponsor further agrees that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell shares of Common Stock or effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Public offering in such amount as to maintain the ownership of the stockholders prior to the Public Offering at 20.0% of its issued and outstanding shares of Common Stock upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 3,375,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 843,750 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of shares of the Common Stock that the Sponsor would have to return to the Company in order to hold (together with all of the pre-Public Offering stockholders) an aggregate of 20.0% of the Company’s issued and outstanding shares after the Public Offering.

6.         (a) The Sponsor and each Insider agrees not to participate in the formation of, or become an officer or director of, any other special purpose acquisition companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering.

     (b) The Sponsor and each Insider agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Insider of his, her or its obligations (as applicable) under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.         (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer (as defined below) any Founder Shares until the earlier of (i) one year after the completion of a Business Combination or earlier if, subsequent to a Business Combination, (x) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (y) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

    (b) The Sponsor and each Insider agrees that it, he or she shall not effectuate any Transfer of Private Placement Warrants or Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

    (c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants are permitted to (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor or any of its members; (b) in the case of an individual, by a gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (g) by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that in any case, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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8.         The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding.

9.         Except as disclosed in the Prospectus, neither the Sponsor or any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of a Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds of the Public Offering held in the Trust Account prior to the completion of a Business Combination: (a) repayment of a loan and advances of up to an aggregate of $300,000 made to the Company by the Sponsor; (b) monthly payments of $25,000 following the consummation of the Public Offering, of which 50% is payable upon successful completion of a Business Combination to the Company’s chief financial officer, for services provided to the Company; (c) monthly deferred fees of $100,000 and $50,000 to the Company’s chief executive officer and chief operating officer, respectively, for services provided to the Company, of which 100% is payable upon successful completion of a Business Combination; (d) payment to an affiliate of the Sponsor for office space, utilities and secretarial support for a total of $15,000 per month; (e) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating a Business Combination, and (f) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended Business Combination, provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per whole warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

10.        The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company and hereby consents to being named in the prospectus as a director or director nominee of the Company.

11.        As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar initial business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 6,468,750 shares of the Common Stock of the Company initially acquired by the Sponsor and Insiders for an aggregate purchase price of $25,000, or approximately $0.004 per share, prior to the consummation of the Public Offering; (iii) “Private Placement Warrants “ shall mean the Warrants to purchase up to 7,700,000 shares of the Common Stock of the Company (or 8,442,500 shares of Common Stock if the over-allotment option is exercised in full) that are acquired by the Sponsor for an aggregate purchase price of $7.7 million in the aggregate (or $8.4425 million if the over-allotment option is exercised in full), or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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12.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.       No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and Insiders and their respective successors and permitted assigns. Any transfer made in contravention of this Letter Agreement shall be null and void.

14.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.     This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated by September 30, 2017, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

HENNESSY CAPITAL PARTNERS III LLC
By:	Hennessy Capital LLC, its managing member

By:
Name: Daniel J. Hennessy Title: Managing Member

By:
Kevin Charlton

By:
Bradley Bell

By:
Peter Shea

By:
Richard Burns

By:
James O’Neil III

By:
Daniel R. DiMicco

By:
Nicholas Petruska

By:
Daniel J. Hennessy

Acknowledged and Agreed:

HENNESSY CAPITAL ACQUISITION CORP. III

By:
Name: Daniel J. Hennessy Title: Chief Executive Officer

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